UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2015

KEYSIGHT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36334	46-4254555
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1400 Fountaingrove Parkway Santa Rosa CA	95403
(Address of principal executive offices)	(Zip Code)
 Registrant’s telephone number, including area code (800) 829-4444

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into Material Definitive Agreement
As previously reported on September 15, 2014, Keysight Technologies, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) dated September 15, 2014, by and among the Company, certain lenders party thereto (the “Lenders”) and CitiBank, N.A., as Administrative Agent (the “Agent”). The Credit Agreement provided for a $300 million five year unsecured credit facility (the “Facility”) that will expire on October 1, 2019.
On July 21, 2015, the total commitments under the Facility were increased by $150 million, so that the aggregate commitments under the Facility now total $450 million. In addition, the Credit Agreement retains a provision that permits the Company, subject to certain customary conditions, on one or more occasions to further increase the total commitments under the Facility by up to $150 million in the aggregate. On July 21, 2015, the Company, the Agent and the Lenders party thereto entered into a letter agreement setting forth and confirming the foregoing.

Item 9.01.    Financial Statements and Exhibits.

(d)   Exhibits.  The following exhibits are provided as part of this Form 8-K:

Exhibit No.	Exhibit
10.1
Credit Agreement, dated September 15, 2014, by and among the Company, as Borrower, the Lenders party thereto, Citibank, N.A., as Administrative Agent (filed as Exhibit 10.21 to Amendment No. 7 to Registration Statement on Form 10/A filed on September 22, 2014).

10.2*	Letter Agreement, dated July 21, 2015, by and among the Company, the Lenders party thereto and Citibank, N.A., as Administrative Agent.
*Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYSIGHT TECHNOLOGIES, INC.

	By:	/s/ Jeffrey K. Li
	Name:	Jeffrey K. Li
	Title:	Vice President, Assistant General Counsel and Assistant Secretary
Date: July 21, 2015

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1
Credit Agreement, dated September 15, 2014, by and among the Company, as Borrower, the Lenders party thereto, Citibank, N.A., as Administrative Agent (filed as Exhibit 10.21 to Amendment No. 7 to Registration Statement on Form 10/A filed on September 22, 2014).

10.2*	Letter Agreement, dated July 21, 2015, by and among the Company, the Lenders party thereto and Citibank, N.A., as Administrative Agent.
*Filed herewith.